Exhibit 24.2

                                POWER OF ATTORNEY

     Know all men by these presents, that the undersigned hereby constitutes and appoints Manfredi Mazziotti di Celso, a resident of Italy, the undersigned's true and lawful attorneys-in-fact to:

     1. execute for and on behalf of the undersigned, in such undersigned's capacity as a direct or indirect beneficial owner of stock of ITP Energy Corporation (the "Company"), any Schedule 13G or Schedule 13D, or any amendment thereto (collectively, the "Schedules") and any Form 3, Form 4 or Form 5 (the "Transaction Reports") in accordance with the Securities Exchange Act of 1934 and the rules thereunder;

     2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules and Transaction Reports and file such Schedules and Transaction Reports with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

     3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
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     By execution of this Power of Attorney, the undersigned hereby revokes any previous Power of Attorney executed in favor of any other entity or entities, person or persons for the purposes described herein.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 9th day of May, 2011.

ITP OIL & GAS INTERNATIONAL S.A.



By: /s/ Lux Business Management Sarl
   ------------------------------------------------
Name:  Lux Business Management Sarl
Title: Director



By: /s/ Lux Konzern Sarl
   ------------------------------------------------
Name:  Lux Konzern Sarl
Title: Director